EXHIBIT 10.1

EXECUTION VERSION

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is made as of July 26, 2024 by and among (i) Innovative Payment Solutions, Inc., a Nevada corporation (“Parent”), (ii) Business Warrior Corporation, a Wyoming corporation (the “Company”), and (iii) the undersigned holder (“Holder”) of capital stock and/or securities convertible into capital stock of the Company set forth on the signature page(s) hereto. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement (as defined below).

WHEREAS, contemporaneously herewith, (i) Parent, (ii) IPSI Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Parent (“Merger Sub”) and (iii) the Company entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”, and the transactions between Parent and the Company that are subject to the Merger Agreement and each agreement, instrument, document, and certificate delivered by any of the Parties in connection with the Merger Agreement (collectively, the “Ancillary Documents”), the “Transactions”), pursuant to which Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation (the “Merger”), and as a result of which all of the issued and outstanding capital stock of the Company immediately prior to the consummation of the Merger (the “Closing”) shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right to receive the Applicable Per Share Portion of the Merger Consideration, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the of the WYBCL;

WHEREAS, as a condition to the willingness of Parent to enter into the Merger Agreement, and as an inducement and in consideration therefor, and in view of the valuable consideration to be received by Holder thereunder, and the expenses and efforts to be undertaken by Parent and the Company to consummate the Transactions, Parent, the Company and Holder desire to enter into this Agreement in order for Holder to provide certain assurances to Parent regarding the manner in which Holder is bound hereunder to vote all shares of capital stock of the Company which Holder beneficially owns, acquires, holds or otherwise has voting power (including any shares of the Company acquired by means of purchase, dividend or distribution, or issued upon the exercise of any stock options, warrants, restricted stock units or other rights to acquire Company shares or the conversion of any convertible securities, the vesting of equity awards or otherwise, collectively, the “Shares”) during the period from and including the date hereof through and including the first to occur of the Effective Time or the date on which this Agreement is terminated in accordance with its terms (the “Voting Period”) with respect to the Merger Agreement, the Ancillary Documents, the Transactions and certain other matters.

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NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1.	Covenant to Vote in Favor of Transactions. Holder agrees, with respect to all of the Shares (and, in the case of Section 1(c), all of the Securities (as defined below)):

(a)

to execute a written consent with respect to the Shares (i) in favor of the approval and adoption of the Merger, the Merger Agreement and the Ancillary Documents, and all of the other Transactions (and any actions required in furtherance thereof), and (ii) in favor of the other matters set forth in the Merger Agreement (including any amendments to the Company Charter and the bylaws of the Company (together, the “Company’s Organizational Documents”));

(b)

during the Voting Period, at each meeting, if any, of the Company Stockholders or any class or series thereof, and in each written consent or resolutions of any of the Company Stockholders in which Holder is entitled to vote or consent, Holder hereby unconditionally and irrevocably agrees to be present for such meeting and vote (in person or by proxy), or consent to any action by written consent or resolution with respect to, as applicable, the Shares (i) (A) in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby, including the Merger, and (B) in favor of any proposal to adjourn or postpone such meeting of the Company’s stockholders to a later date as may be requested by the Company in accordance with the Merger Agreement, and in opposition to (ii) any Acquisition Proposal and any and all other actions, proposals, transactions or agreements (A) for an extraordinary corporate transaction other than the Merger, such as a merger, consolidation or other business combination involving the Company or any of its Subsidiaries, (B) that would reasonably be expected to delay or impair the ability of the Company to consummate the Merger or any of the Transactions in accordance with the terms of the Merger Agreement and the Ancillary Documents, (C) which are in competition with or materially inconsistent with the Merger Agreement or the Ancillary Documents, (D) other than as contemplated by the Merger Agreement, any material change in the present capitalization of the Company, any amendment of the Company’s Organizational Documents or the Company’s corporate structure or business; or (E) any other action or proposal involving the Company or any Subsidiary that is intended, or would reasonably be expected, to prevent, impede, interfere with, delay, postpone or adversely affect in any material respect the Transactions or would reasonably be expected to result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement or any of the conditions to the Closing under the Merger Agreement not being fulfilled;

(c)

except for transfers expressly permitted by, and effected in accordance with, Section 3(b), not to deposit, and to cause their affiliates not to deposit, except as provided in this Agreement, any Shares owned by Holder or his/her/its affiliates in a voting trust or subject any Shares to any arrangement or agreement with respect to the voting of such Shares, unless specifically requested to do so by the Company and Parent in connection with the Merger Agreement, the Ancillary Documents and any of the Transactions;

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(d)

except as contemplated by the Merger Agreement or the Ancillary Documents, make, or in any manner participate in, directly or indirectly, a “solicitation” of “proxies” or consents (as such terms are used in the rules of the SEC) or powers of attorney or similar rights to vote, or seek to advise or influence any person with respect to the voting of, any shares of the Company capital stock in connection with any vote or other action with respect to the Transactions, other than to recommend that stockholders of the Company vote in favor of adoption of the Merger Agreement and the Transactions and any other proposal the approval of which is a condition to the obligations of the parties under the Merger Agreement (and any actions required in furtherance thereof and otherwise as expressly provided by Section 1 of this Agreement); and

(e)

to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to the Merger, the Merger Agreement, the Ancillary Documents and any of the Transactions, including pursuant to the WYBCL.

2.

Grant of Proxy. During the Voting Period, Holder, with respect to all of the Shares, and solely in the event of a failure by Holder to act in accordance with Holder’s obligations as to voting pursuant to Section 1 hereof, hereby irrevocably grants to, and appoints, Parent and any designee of Parent (determined in Parent’s sole discretion) as Holder’s attorney-in-fact and proxy, with full power of substitution and resubstitution, for and in Holder’s name, to vote, or cause to be voted (including by proxy or written consent, if applicable) any Shares owned (whether beneficially or of record) by Holder, solely on the matters and in the manner specified in Section 1 above. The proxy granted by Holder pursuant to this Section 2 is irrevocable and is granted in consideration of Parent entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. Holder hereby affirms that such irrevocable proxy is coupled with an interest by reason of the Merger Agreement and, except upon the termination of this Agreement in accordance with Section 5(a), is intended to be irrevocable. Holder agrees, until this Agreement is terminated in accordance with Section 5(a), to vote its Shares in accordance with Section 1 above.

3.	Other Covenants.

(a)

No Transfers. Holder agrees that during the Voting Period it shall not, and shall cause its affiliates not to, without Parent’s prior written consent, (i) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative, hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the Securities (as defined below); (ii) grant any proxies or powers of attorney with respect to any or all of the Securities; (iii) permit to exist any lien of any nature whatsoever (other than those imposed by this Agreement, applicable securities laws or the Company’s Organizational Documents, as in effect on the date hereof) with respect to any or all of the Securities; or (iv) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting Holder’s ability to perform its obligations under this Agreement. The Company hereby agrees that it shall not permit any Transfer of the Securities in violation of this Agreement. Holder agrees with, and covenants to, Parent that Holder shall not request that the Company register the Transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any Security during the term of this Agreement without the prior written consent of Parent, and the Company hereby agrees that it shall not effect any such Transfer.

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(b)	Permitted Transfers. Section 3(a) shall not prohibit a Transfer of Shares by Holder (i) to any family member or trust for the benefit of any family member, (ii) to any stockholder, member or partner of Holder, if an entity, (iii) to any affiliate of Holder, or (iv) to any person or entity if and to the extent required by any non-consensual order, by divorce decree or by will, intestacy or other similar applicable law, so long as, in the case of the foregoing clauses (i), (ii), (iii) and (iv), the assignee or transferee agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent and joinder memorializing such agreement. During the term of this Agreement, the Company will not register or otherwise recognize the transfer (book-entry or otherwise) of any Shares or any certificate or uncertificated interest representing any of Holder’s Shares, except as permitted by, and in accordance with, this Section 3(b).

(c)	Changes to Securities. In the event of a stock dividend or distribution, or any change in the shares of capital stock of the Company by reason of any stock dividend or distribution, stock split, recapitalization, combination, conversion, exchange of shares or the like, the term “Securities” shall be deemed to refer to and include the Securities as well as all such stock dividends and distributions and any securities into which or for which any or all of the Securities may be changed or exchanged or which are received in such transaction. Holder agrees during the Voting Period to notify Parent and the Company promptly in writing of the number and type of any changes to Holder’s ownership of or voting control with respect to Securities, upon Holder’s acquisition or commitment to acquire any additional Securities or upon any other changes involving Holder relating to capital stock or securities convertible or exercisable for capital stock of the Company.

(d)	Scope / Limitations. Nothing in this Agreement is intended to waive compliance with, or condone non-compliance with, any transfer restrictions arising under applicable securities laws or the provisions of any agreement between Holder and the Company.

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(e)	Publicity; Confidentiality. Holder shall hold in strict confidence any confidential information with respect to the Company, Parent, the Transactions or the transactions contemplated herein (“Confidential Information”), and will not use Confidential Information for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing their obligations hereunder or thereunder and enforcing their rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Confidential Information without the express prior written approval of the Company and Parent. Holder shall not issue any press release or otherwise make any public statements with respect to the Transactions or the transactions contemplated herein without the express prior written approval of the Company and Parent. Holder hereby authorizes the Company and Parent to publish and disclose in any announcement or disclosure required by the SEC or Nasdaq (including all documents and schedules filed with the SEC in connection with the foregoing), Holder’s identity and ownership of the Securities and the nature of Holder’s commitments and agreements under this Agreement, the Merger Agreement and any other Ancillary Documents.

4.	Representations and Warranties of Holder. Holder hereby represents and warrants to Parent and the Company as follows:

(a)	Binding Agreement. Holder (i) if a natural person, is of legal age to execute this Agreement and is legally competent to do so and (ii) if not a natural person, is (A) a corporation, limited liability company, company or partnership duly organized and validly existing under the laws of the jurisdiction of its organization and (B) has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. If Holder is not a natural person, the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby by Holder has been duly authorized by all necessary corporate, limited liability or partnership action on the part of Holder, as applicable. This Agreement, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of Holder, enforceable against Holder in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles). Holder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by Holder.

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(b)	Ownership of Securities. As of the date hereof, Holder has beneficial ownership over the type and number of the Shares and, to the extent applicable, the other securities issued by the Company set forth under Holder’s name on the signature page hereto (collectively, the “Securities”), is the lawful owner of such Securities, has the sole power to vote or cause to be voted such Securities (to the extent such Securities have associated voting rights), and has good and valid title to such Securities, free and clear of any and all pledges, mortgages, encumbrances, charges, proxies, voting agreements, liens, adverse claims, options, security interests and demands of any nature or kind whatsoever, other than those imposed by this Agreement, applicable securities laws or the Company’s Organizational Documents, in each case as in effect on the date hereof. There are no claims for finder’s fees or brokerage commission or other like payments in connection with this Agreement or the transactions contemplated hereby payable by Holder pursuant to arrangements made by Holder. Except for the Shares and other securities of the Company set forth under Holder’s name on the signature page hereto, as of the date of this Agreement, Holder is not a beneficial owner or record holder of any: (i) equity securities of the Company, (ii) securities of the Company having the right to vote on any matters on which the holders of equity securities of the Company may vote or which are convertible into or exchangeable for, at any time, equity securities of the Company or (iii) options, warrants or other rights to acquire from the Company any equity securities or securities convertible into or exchangeable for equity securities of the Company.

(c)	No Conflicts. No filing with, or notification to, any Governmental Entity, and no consent, approval, authorization or permit of any other person is necessary for the execution of this Agreement by Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby. None of the execution and delivery of this Agreement by Holder, the performance of its obligations hereunder or the consummation by it of the transactions contemplated hereby shall (i) conflict with or result in any breach of the certificate of incorporation, bylaws or other comparable organizational documents of Holder, if applicable, (ii) result in, or give rise to, a violation or breach of or a default under any of the terms of any contract or obligation to which Holder is a party or by which Holder or any of the Securities or its other assets may be bound, or (iii) violate any applicable law or order, except for any of the foregoing in clauses (i) through (iii) as would not reasonably be expected to impair Holder’s ability to perform its obligations under this Agreement in any material respect.

(d)	No Inconsistent Agreements. Holder hereby covenants and agrees that, except for this Agreement, Holder (i) has not entered into, nor will enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to the Securities inconsistent with Holder’s obligations pursuant to this Agreement, (ii) has not granted, nor will grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to the Securities and (iii) has not entered into any agreement or knowingly taken any action (nor will enter into any agreement or knowingly take any action) that would make any representation or warranty of Holder contained herein untrue or incorrect in any material respect or have the effect of preventing Holder from performing any of its material obligations under this Agreement.

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5.	Waiver and Release of Claims. Holder covenants and agrees as follows:

(a)	Subject to and conditioned upon the Closing, effective as of the Closing (and subject to the limitations set forth in paragraph (d) below), Holder, on behalf of itself and its affiliates and its and their respective successors, assigns, representatives, administrators, executors and agents, and any other person or entity claiming by, through, or under any of the foregoing (each a “Releasing Party” and, collectively, the “Releasing Parties,” provided, for the avoidance of doubt, that Parent, shall not be deemed a Releasing Party hereunder), does hereby unconditionally and irrevocably release, waive and forever discharge Parent, the Company, and each of their past and present directors, officers, employees, agents, predecessors, successors, assigns, and Subsidiaries, from any and all past or present claims, demands, damages, judgments, causes of action and liabilities of any nature whatsoever, whether or not known, suspected or claimed, arising directly or indirectly from any act, omission, event or transaction occurring (or any circumstances existing) at or prior to the Closing, in each case to the extent arising out of our relating to Holder’s capacity as a current or former stockholder of the Company or holder of any other equity securities of the Company (or securities convertible into equity securities of the Company) (each a “Claim” and, collectively, the “Claims”).

(b)	Holder acknowledges that it may hereafter discover facts in addition to or different from those which it now knows or believes to be true with respect to the subject matter of this Agreement, and that it may hereafter come to have a different understanding of the law that may apply to potential claims which it is releasing hereunder, but it affirms that, except as is otherwise specifically provided herein, it is its intention to fully, finally and forever settle and release any and all Claims. In furtherance of this intention, Holder acknowledges that the releases contained herein shall be and remain in effect as full and complete general releases with respect to the specified subject matter notwithstanding the discovery or existence of any such additional facts or different understandings of law.

(c)	Holder acknowledges and agrees that the foregoing waiver is an essential and material term of the release provided pursuant to this Section 5 and that, without such waiver, Parent and the Company would not have agreed to the terms of this Agreement.

(d)	Notwithstanding the foregoing provisions of this Section 5 or anything to the contrary set forth herein, the Releasing Parties do not release or discharge, and each Releasing Party expressly does not release or discharge: (i) any Claims that arise under or are based upon the terms of the Merger Agreement, this Agreement, any of the Ancillary Documents, or any other document, certificate or contract executed or delivered in connection with the Merger Agreement, as each such agreement or instrument may be amended in accordance with its terms and the terms set forth in (A) the Merger Agreement or (B) this Agreement or the other Ancillary Documents (if and to the extent applicable), (ii) any rights with respect to the capital stock or warrants of the Company or Parent owned by such Releasing Party, (iii) any Claims for compensation, reimbursement of expenses or benefits payable to such Holder in his, her or its capacity as an officer, director, employee, consultant or contractor of the Company or any of its Subsidiaries; or (iv) any Claims for obligations pursuant to, or other rights set forth in, any employment or similar agreement between Holder, on the one hand, and the Company or any Subsidiary of the Company, on the other hand, together with any other agreements, documents, instruments or certificates contemplated by the foregoing, as well as any other employment related rights that such Holder has by Contract or pursuant to applicable law.

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6.	Miscellaneous.

(a)	Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall automatically terminate, and none of Parent, the Company or Holder shall have any rights or obligations hereunder, upon the earliest to occur of i) the mutual written consent of Parent and the Company, (ii) the Effective Time (following the performance of the obligations of the parties hereunder required to be performed at or prior to the Effective Time), and (iii) the date of termination of the Merger Agreement in accordance with its terms. The termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against another party hereto or relieve such party from liability for such party’s willful breach of any terms of this Agreement. Notwithstanding anything to the contrary herein, the provisions of this Section 6(a) shall survive the termination of this Agreement.

(b)	Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement and all obligations of Holder are personal to Holder and may not be assigned, transferred or delegated by Holder at any time without the prior written consent of Parent and the Company, and any purported assignment, transfer or delegation without such consent shall be null and void ab initio. Each of the Company and Parent may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder.

(c)	Third Parties. This Agreement is for the sole benefit of the parties hereto and their successors and permitted assigns and nothing herein expressed or implied shall give or be construed to give any person, other than the parties hereto and such successors and permitted assigns, any legal or equitable rights hereunder.

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(d)	Governing Law; Jurisdiction. This Agreement shall be governed by construed and enforced in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof. All actions arising out of or relating to this Agreement shall be heard and determined in a New York state court or any federal court sitting in the State of New York (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth or referred to in Section 6(g). Nothing in this Section 6(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(e)	WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(E).

(f)	Interpretation. The titles and subtitles contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and words in the singular form, including any defined terms, include the plural and vice versa; (ii) reference to any person includes such’s person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a person in a particular capacity excludes such person in any other capacity; (iii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iv) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (v) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (vi) the term “or” means “and/or”; (vii) the term “affiliate” shall mean, with respect to any specified person, any other person or group of persons acting together that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified person (where the term “control” (and any correlative terms) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise); (viii) any agreement, instrument, insurance policy, law or order defined or referred to herein or in any agreement, instrument that is referred to herein means such agreement, instrument, insurance policy, law or order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; and (ix) except has otherwise indicated, all references in this Agreement to the word “Section” are intended to refer to Sections in this Agreement; and (A) the term “Dollars” or “$” means United States dollars. Any reference in this Agreement to a person’s directors shall include any member of such person’s governing body and any reference in this Agreement to a person’s officers shall include any person filling a substantially similar position for such person. Any reference in this Agreement or any Ancillary Document to a person’s shareholders or stockholders shall include any applicable owners of the equity interests of such person, in whatever form, including with respect to the Parent its stockholders under the Securities Act, the Exchange Act or WYBCL, as then applicable, or its organizational documents. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

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(g)

Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by electronic means (including email), with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Parent at or prior to the Closing, to: Innovative Payment Solutions, Inc. 56B 5th Street, Lot 1 Carmel by the Sea, CA 93921 Attn: Richard Rosenblum Email: rich@ipsipay.com with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Attn: Lawrence Rosenbloom, Esq

Email: lrosenbloom@egsllp.com

If to the Company, to: Business Warrior Corporation 455 E. Pebble Road, #230912 Las Vegas, NV 89123-0912 Attention: Rhett Doolittle Email: rhett@businesswarrior.com Telephone: (602) 570-7721 with a copy (which will not constitute notice) to:

Jonathan D. Leinwand, P.A

18305 Biscayne Blvd, Suite 200

Aventura, FL

Attention: Jonathan D. Leinwand, Esq.

Email: jonathan@jdlpa.com

Telephone: (954) 903-7856

(h)	Amendments and Waivers. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by Parent, the Company and the Holder and, except as otherwise required by applicable law, without further action by the stockholders of any party. Parent on behalf of itself and its affiliates and the Company on behalf of itself and its affiliates may in its sole discretion (a) extend the time for the performance of any obligation or other act of any other non-affiliated party hereto or (b) waive compliance by such other non-affiliated party with any covenant or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Notwithstanding the foregoing, nofailure or delay by a party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

(i)	Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

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(j)	Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy shall not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Company and Parent shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity. Holder agrees not to raise any objections to (A) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches of this Agreement; and (B) the specific performance of the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of Holder pursuant to this Agreement, in each case on the basis that the other parties have an adequate remedy at law or that any award of specific performance or other equitable remedy is not an appropriate remedy for any reason at law or in equity. If Parent or the Company seek an injunction or injunctions to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms and provisions of this Agreement, such parties will not be required to provide any bond or other security in connection with such injunction or enforcement, and Holder irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.

(k)	Expenses. Each party shall be responsible for its own fees and expenses (including the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; provided, that in the event of any action arising out of or relating to this Agreement, the non-prevailing party in any such action will pay its own expenses and the reasonable documented out-of-pocket expenses, including reasonable attorneys’ fees and costs, reasonably incurred by the prevailing party.

(l)	No Partnership, Agency or Joint Venture. This Agreement is intended to create a contractual relationship among Holder, the Company and Parent, and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto or among any other Company shareholders entering into voting agreements with the Company or Parent. Holder has acted independently regarding its decision to enter into this Agreement. Nothing contained in this Agreement shall be deemed to vest in the Company or Parent any direct or indirect ownership or incidence of ownership of or with respect to any Securities.

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(m)	Further Assurances. From time to time, at another party’s request and without further consideration, each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(n)	Entire Agreement. This Agreement (together with the Merger Agreement to the extent referred to herein) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Merger Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of Parent or any of the obligations of Holder under any other agreement between Holder and Parent or any certificate or instrument executed by Holder in favor of Parent, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of Parent or any of the obligations of Holder under this Agreement.

(o)	Counterparts; Facsimile. This Agreement may be executed in multiple counterparts (including by facsimile or pdf or other electronic document transmission), each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INNOVATIVE PAYMENT SOLUTIONS, INC.

By:	/s/ Richard Rosenblum
Name:	Richard Rosenblum
Title:	Chief Financial Officer and President

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BUSINESS WARRIOR CORPORATION

By:	/s/ Rhett Doolittle
Name:	Rhett Doolittle
Title:	CEO

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

HOLDER: [_________________] Number of Shares and Other Company Securities: Company Stock: Other Company Securities: Address and email address for notice: Address: Email:

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